UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 3, 2005, Syntroleum Corporation (the “Company”) and Greg G. Jenkins entered into an employment agreement regarding the terms upon which Mr. Jenkins will serve as the Company’s Executive Vice President, Finance & Business Development and Chief Financial Officer (the “Employment Agreement”). A brief description of the material terms and conditions of the Employment Agreement is set forth in Item 5.02 below and is incorporated into this Item 1.01 by reference.

Also on January 3, 2005, the Company and Mr. Jenkins entered into an indemnification agreement (the “Indemnification Agreement”) pursuant to which the Company agrees to indemnify Mr. Jenkins, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is or was an officer of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its directors and other officers.

Item 3.02 Unregistered Sales of Equity Securities.

On December 29, 2004, Michael Zilkha and the Selim K. Zilkha Trust (collectively, the “Zilkhas”) exercised warrants (the “Warrants”) to purchase 666,667 and 333,333 shares, respectively, of common stock, par value $0.01 per share, of the Company. The Zilkhas paid an aggregate exercise price of $6 million to the Company in connection with the exercise of the Warrants.

The Warrants were originally issued to the Zilkhas pursuant to a Securities Purchase Agreement dated February 5, 2003 between the Company and the Zilkhas. The issuance of the Warrants and the underlying shares of common stock was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof as a transaction not involving a public offering.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of the Company elected John B. Holmes, Jr., the Company’s President and Chief Operating Officer, as its President and Chief Executive Officer, effective January 3, 2005. Kenneth L. Agee, who resigned as the Company’s Chief Executive Officer effective January 3, 2005, will remain the Company’s Chairman of the Board.

Prior to joining the Company in October 2002, Mr. Holmes was Chief Operating Officer of El Paso Merchant Energy Company beginning in January 2001, where he had operating responsibility for all assets, including power generation, refining and chemical terminals and marine assets throughout the U.S. and overseas. Before becoming the Chief Operating Officer of El Paso, Mr. Holmes was the President of Oil and Gas Operations from 1999 to 2001. Prior to joining El Paso in 1999, he was President and Chief Operating Officer of Zilkha Energy Company from 1986 to 1998 and, upon its merger with Sonat, Inc. in 1998, he served as President and Chief Executive Officer of Sonat Exploration until 1999. He holds a B.S. in Chemical Engineering from the University of Mississippi.

For a description of the employment agreement between the Company and Mr. Holmes, please see “Executive Compensation—Executive Employment Agreements” in the Company’s Proxy Statement for the 2004 annual meeting of stockholders, which is incorporated by reference herein.

The Board of Directors also appointed Greg G. Jenkins as the Company’s Executive Vice President, Finance & Business Development and Chief Financial Officer, effective January 3, 2005. Mr. Jenkins replaces Larry J. Weick as Chief Financial Officer. Mr. Weick resigned as the Company’s Chief Financial Officer and assumed the position of Senior Vice President of Business Development, effective January 3, 2005. Kenneth R. Roberts, formerly the Company’s Senior Vice President of Business Development, assumed the position of Senior Vice President of Planning and Strategic Ventures, effective January 3, 2005.

Mr. Jenkins, 47, served in several executive roles at the El Paso Corporation from December 1996 to June 2003, including as: President, El Paso Merchant Energy from December 1996 to August 2000; President, El Paso Global Networks from August 2000 to December 2001; and President, Global Petroleum and LNG from January 2002 to June 2003. Since June 2003, Mr. Jenkins has been a private investor. Previously, he was President of Entergy Power from May 1996 to December 1996, President and CEO of Hadson Corporation from 1993 to 1996, and served in various senior management positions at Santa Fe Energy Company between 1982 and 1993.

The Company has entered into an employment agreement with Mr. Jenkins. This agreement provides for an annual base salary of $220,000 that the Company may increase from time to time. The Company has also granted to Mr. Jenkins options to purchase 500,000 shares of the Company’s common stock, one-third of which vested on January 3, 2005, one-third of which will vest on January 3, 2006, and one-third of which will vest on January 3, 2007. In addition, the employment agreement entitles Mr. Jenkins to participate in employee benefit plans that the Company may offer to its employees from time to time.

The agreement provides for an initial term of 12 months and is automatically renewed for successive terms of 12 months unless sooner terminated. Under the agreement, employment may be terminated as follows:

•	by the Company upon Mr. Jenkins’ death, disability or retirement;

•	by the Company upon the dissolution and liquidation of the Company (unless the Company’s business is thereafter continued);

•	by the Company for just cause;

•	by the mutual agreement of Mr. Jenkins and the Company; and

•	by either the Company or Mr. Jenkins upon 60 days’ written notice.

If the Company terminates Mr. Jenkins’ employment for any reason other than as noted in the first three items above, he is entitled to receive his monthly salary for a period of two years following the date of termination. In addition, if there is a change in control of the Company and

•	the Company terminates Mr. Jenkins’ employment for any reason other than his death, disability, retirement or just cause during the one-year period immediately following the change of control,

•	Mr. Jenkins terminates his employment for good reason, or

•	during the 60-day period immediately following the lapse of one year after any change of control, the Company or Mr. Jenkins terminates his employment for any reason,

then, in lieu of any further payments for periods subsequent to the date of termination, the Company or its successor will pay Mr. Jenkins an amount equal to two times his full base salary in effect on the date of termination payable in equal monthly installments for a period of 24 months.

Pursuant to the agreement, Mr. Jenkins is prohibited from disclosing to third parties, directly or indirectly, the Company’s trade secrets, either during or after his employment with the Company, other than as required in the performance of his duties. The agreement also provides that Mr. Jenkins will not have or claim any right, title or interest in any trademark, service mark or trade name that the Company owns or uses. Mr. Jenkins also agrees to irrevocably assign to the Company all of his right, title and interest in and to any and all inventions and works of authorship made, generated or conceived by him during his period of employment with the Company and which related to the Company’s business or which were not developed on his own time. Mr. Jenkins further agrees that during the period of employment with the Company and for a period of two years following the termination of employment, he will not engage in certain activities related to the Company’s business, including a covenant not to compete.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

99.1	Information incorporated by reference to the Company’s Proxy Statement for the 2004 annual meeting of stockholders: “Executive Compensation—Executive Employment Agreements”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date: January 5, 2005	By:	/s/ Greg G. Jenkins
Greg G. Jenkins
Executive Vice President, Finance & Business Development and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Information incorporated by reference to the Company’s Proxy Statement for the 2004 annual meeting of stockholders: “Executive Compensation—Executive Employment Agreements”.